EXHIBIT 23.4
CONSENT OF INDEPENDENT AUDIT FIRM
To the Board of Directors
Grubb & Ellis Healthcare REIT, Inc.
We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement (No. 333-133652) on Form S-11 of our report dated August 11, 2008, with respect to the Statement of Revenue and Certain Expenses for the year ended December 31, 2007, for Medical Portfolio 3. We further consent to the reference to us under heading “Experts” in the prospectus.
/s/ KMJ CORBIN & COMPANY LLP
KMJ CORBIN & COMPANY LLP
Irvine, California
October 10, 2008